Exhibit 99.1

Puradyn Appoints Edward Vittoria as New CEO

Boynton Beach, FL – May 21, 2018 – Puradyn Filter Technologies Incorporated (OTCQB: PFTI) announced today that its Board of Directors has appointed Ed Vittoria as Chief Executive Officer. Mr. Vittoria succeeds Joseph V. Vittoria who has been Chairman of the Board and CEO since 2006. Mr. Joseph Vittoria has been appointed Executive Chairman of the Board of Directors. Mr. Ed Vittoria was also appointed as a member of our Board of Directors to fill an existing vacancy.

“I am very pleased that Ed has accepted the CEO role. He has been advising Puradyn for the past six months, and his fresh perspective on marketing, strategy and new business development has been well received by the whole Puradyn team as well as our key customers,” said Joseph Vittoria. “We just reported one of our best quarters in years thanks to the improvement in market conditions within our key customer segments and expanded awareness of the savings that are achievable by using our filtration systems. Ed’s decision to join Puradyn is a positive indication that we’re on the right track to growing the business and improving our financial performance.”

“I am looking forward to contributing to Puradyn’s future success,” said Ed Vittoria. “I am confident that we will continue the positive momentum from the recent quarter because I have heard first hand from existing customers about how much they have saved by using Puradyn’s systems and how they regret not installing them sooner. Any company seeking to extend the lives of their engines while also reducing their frequency of oil changes will benefit from Puradyn’s patented technology.”

Ed Vittoria brings 25 years of corporate marketing, business development and strategic leadership to Puradyn. His experience began with over a dozen years at American Express where he managed marketing relationships with Hilton, American Airlines and other travel leaders and then went on to develop and launch the OPEN Savings program for small business cardmembers. In 2006, Ed joined Starwood Hotels & Resorts to lead their Luxury Collection brand, the third largest luxury hotel brand in the world. Seeking a more entrepreneurial opportunity, Ed joined Steve Case’s payments start-up, Revolution Money, where he led customer acquisition and branding. After Revolution Money was purchased by American Express, Ed led New Business Development for Time Inc.’s Synapse division until 2012 when he joined Simon Property Group, the leading shopping center owner and operator, where he developed and launched a first of its kind loyalty program for mall shoppers. Ed holds a B.A. in Economics from Yale University.

About Puradyn Filter Technologies (www.puradyn.com)

Puradyn designs, manufactures and markets puraDYN® Oil Filtration Systems, the most effective bypass oil filtration products available for internal combustion engines, transmissions and hydraulic applications. Puradyn systems continuously clean lubricating oil and replenish base additives to maintain oil viscosity to safely and significantly extend oil change intervals and engine life. Puradyn’s patented, environmentally-conscious solutions deliver rapid return on investment by reducing oil consumption, maintenance and overhaul costs and engine downtime, while also protecting high-value engine assets. Puradyn filtration systems have been deployed on thousands of engines around the world, with principal applications in oil and gas drilling, pipeline compressors, generators, frac pump units, marine engines, mining and construction vehicles, semi-trucks and buses and hydraulic systems.

Safe Harbor for Forward-Looking Statements:

Statements in this press release, which are not historical data, are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, including but not limited to our history of losses and uncertainty that we will be able to continue as a going concern, our ability to generate net sales in an amount to pay our operating expenses, our need for additional financing and uncertainties related to our ability to obtain these funds, our reliance on sales to a limited number of customers, our dependence on a limited number of distributors, our ability to compete, our ability to protect our intellectual property, and the application of penny stock rules to the trading in our stock, among others which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These risk factors include but are not limited to those detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 10, 2018 and our other filings with the SEC. Puradyn disclaims any responsibility to update any of the forward looking statements contained in this release.

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Company Contact:

Puradyn Filter Technologies, Inc.

Kathryn Morris

866 PURADYN (787 2396) or 561 547 9499

kmorris@puradyn.com